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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        ______________________________


                                   FORM 8-K
                          _________________________


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):

                              December 20, 2005

                        CARRINGTON LABORATORIES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


            Texas                  0-11997               75-1435663
 ----------------------------    -----------        -------------------
 (State or other jurisdiction    Commission           (I.R.S. Employer
      of incorporation           File Number        Identification No.)
      or organization)



     2001 Walnut Hill Lane                                  75038
         Irving, Texas                                   ----------
    (Address of principal                                (Zip Code)
      executive offices)


                  Registrant's telephone number, including
                          area code: (972) 518-1300


  (Former name, former address and former fiscal year, if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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 Item 1.01.     Entry into a Material Definitive Agreement.

       On June 22, 2001, a lawsuit involving Carrington Laboratories, Inc. (the "Company"), styled Swiss-American Products, Inc. v. G. Scott Vogel and Carrington Laboratories Inc., was filed in the 193rd Judicial District Court of Dallas County, Texas. The suit alleged, among other things, that Mr. Vogel (the Company's former Vice President, Operations) improperly obtained proprietary information of Swiss-American Products, Inc. ("Swiss-American") from a former employer that manufactured products under contract for Swiss-American, and used that information on behalf of the Company, in breach of certain common law duties and a confidentiality agreement between his former employer and Swiss-American. The suit further alleged that Mr. Vogel and the Company conspired to unlawfully disclose, convert and misappropriate Swiss-American's trade secrets.

       On December 20, 2005, the Company, Swiss-American and Mr. Vogel Agreed to resolve all claims among them and entered into a settlement agreement that provides for, among other things: (i) the cash payment by the Company to Swiss-American of $400,000, (ii) the issuance by the Company of a promissory note in favor of Swiss-American (the "Note") with an original principal balance of $400,000 and (iii) the issuance by the Company to Swiss-American of a Series C Common Stock Purchase Warrant to purchase a total of 200,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), with an exercise price per share equal to $5.00 and which expires (subject to certain acceleration events relating to the Company's closing stock price) on November 18, 2009 ("Series C Warrant").

      The Note bears interest at the rate of 6.0% per annum, payable quarterly in arrears, and all outstanding principal is due and payable in full, subject to the mandatory prepayments discussed below, on December 20, 2009. The Note requires mandatory prepayment of all principal and interest in the event that the holder of such Note exercises its Series C Warrant in full. The Note is subordinate to the Company's indebtedness to Comerica Bank and certain other of the Company's indebtedness.

       Under the terms of the settlement agreement, the Company also agreed to register for public resale the shares of the Company's common stock issuable upon exercise of the Series C Warrant.

      The definitive agreements relating to the transaction are furnished as exhibits to this Report. The preceding descriptions of the definitive agreements are summary in nature and do not purport to be complete. This summary should be read in connection with the exhibits hereto.


 Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms and sale of, and the financial obligations created by, the Note.


 Item 3.02 Unregistered Sales of Equity Securities.

      The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the Note and the terms and issuance of the Series C Warrant. The sale of the Note and issuance of the Series C Warrant were made pursuant to
 Section 3(b) of the Securities Act of 1933, as amended, and Rule 504 promulgated thereunder, based upon the fact that the securities were sold based upon Swiss-American's representations to the Company that, among other things, (1) the securities were being acquired for investment only and not with view to or for sale in connection with any distribution of the securities and (2) Swiss-American had such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment.


 Item 3.03 Material Modification to Rights of Security Holders

      The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the registration rights relating to the resale of shares of the Company's Common Stock, if any, issuable upon the exercise of the Series C Warrant.


 Item 9.01.     Financial Statements and Exhibits.

 (c)  Exhibits.

 Exhibit
 Number     Description
 -------    -----------
 4.1        6% Subordinated Promissory Note due 2009
 4.2        Series C Common Stock Purchase Warrant
 10.1       Settlement Agreement and Mutual Release of All Claims
            dated December 20, 2005, among the Registrant and the other parties listed in Item 1.01




                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CARRINGTON LABORATORIES, INC.


 Date:  December 22, 2005           By:  /s/  Robert W. Schnitzius
                                    ------------------------------
                                    Robert W. Schnitzius
                                    Chief Financial Officer


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                                Exhibit Index


 Exhibit
 Number     Description
 -------    -----------
 4.1        6% Subordinated Promissory Note due 2009
 4.2        Series C Common Stock Purchase Warrant
 10.1       Settlement Agreement and Mutual Release of All Claims
            dated December 20, 2005, among the Registrant and the other parties listed in Item 1.01